FORM N-SAR
Exhibit 77Q1(a)

THE MAINSTAY FUNDS
811-04550
For Period Ended 10/31/15

THE MAINSTAY FUNDS

DECLARATION OF TRUST

DATED JANUARY 9, 1986

AS AMENDED AND RESTATED
 AUGUST 30, 1991

AS AMENDED AND RESTATED
 DECEMBER 31, 1994

AS AMENDED AND RESTATED
June 4, 2015

21126732.3

TABLE OF CONTENTS

Page

ARTICLE I.	NAME AND DEFINITIONS	4

Section 1.1.	Name	4

Section 1.2.	Definitions	4

ARTICLE II.	TRUSTEES	6

Section 2.1.	General Powers	6

Section 2.2.	Investments	6

Section 2.3.	Legal Title	7

Section 2.4.	Issuance and Repurchase of Securities. The	7

Section 2.5.	Section 2.5 Delegation; Committees.	7

Section 2.6.	Collection and Payment.	8

Section 2.7.	Expenses	8

Section 2.8.	Manner of Acting; By-laws.	8

Section 2.9.	Miscellaneous Powers.	8

Section 2.10.	Principal Transactions	8

Section 2.11.	Number of Trustees.	9

Section 2.12.	Election and Term.	9

Section 2.13.	Resignation and Removal	9

Section 2.14.	Vacancies	9

Section 2.15.	Delegation of Power to Other Trustees	9

Section 2.16.	Additional Provisions	9

ARTICLE III.	CONTRACTS	10

Section 3.1.	Underwriting Contract	10

Section 3.2.	Advisory or Management Contract	10

Section 3.3.	Administration Agreement	10

Section 3.4.	Affiliations of Trustees or Officers, Etc	10

Section 3.5.	Compliance with 1940 Act	11

ARTICLE IV.	LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEEES AND OTHERS	11

Section 4.1.	No Personal Liability of Shareholders Trustees, Etc.	11

Section 4.2.	Non-Liability of Trustees, Etc	11

Section 4.3.	Mandatory Indemnification	11

Section 4.4.	No Bond Required of Trustees	12

Section 4.5.	No Duty of Investigation; Notice in Trust Instruments, Etc	13

Section 4.6.	Reliance on Experts, Etc	13

ARTICLE V.	SHARES OF BENEFICIAL INTEREST	13

Section 5.1.	Beneficial Interest	13

Section 5.2.	Rights of Shareholders	13

Section 5.3.	Trust Only	13

Section 5.4.	Issuance of Shares	14

Section 5.5.	Register of Shares	14

Section 5.6.	Transfer of Shares	14

Section 5.7.	Notices	14

Section 5.8.	Treasury Shares	15

Section 5.9.	Voting Powers	15

Section 5.10.	Meetings of Shareholders	15

Section 5.11.	Series Designation	15

Section 5.12.	Class Designation	17

ARTICLE VI.	REDEMPTION AND REPURCHASE OF SHARES	17

Section 6.1.	Redemption of Shares	17

Section 6.2.	Price	18

Section 6.3.	Payment	18

Section 6.4.	Effect of Suspension of Determination of Net Asset Value	18

Section 6.5.	Repurchase by Agreement	18

Section 6.6.	Redemption of Shareholder’s Interest	18

Section 6.7.	Redemption of Shares in order to Qualify as Regulated Investment Company; Disclosure of Holding	18

Section 6.8.	Reductions in Number of Outstanding Shares Pursuant to Net Asset Value Formula	19

Section 6.9.	Suspension of Right of Redemption	19

ARTICLE VII.	DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS	19

Section 7.1.	Net Asset Value	19

Section 7.2.	Distributions to Shareholders	19

Section 7.3.	Determination of Net Income; Constant Net Asset Value; Reduction of Outstanding Shares	20

Section 7.4.	Power to Modify Foregoing Procedures	20

ARTICLE VIII.	DURATION; TERMINATION OF TRUST OR A SERIES, AMENDMENT, MERGERS, ETC	21

Section 8.1.	Duration	21

Section 8.2.	Termination of the Trust or a Series	21

Section 8.3.	Amendment Procedure	21

Section 8.4.	Merger, Consolidation and Sale of Assets	22

Section 8.5.	Incorporation	22

ARTICLE IX.	REPORTS TO SHAREHOLDERS	22

ARTICLE X.	MISCELLANEOUS	22

Section 10.1.	Filing	22

Section 10.2.	Governing Law	23

Section 10.3.	Counterparts	23

Section 10.4.	Reliance by Third Parties	23

Section 10.5.	Provisions in Conflict with Law or Regulations	23

21126732. 3

DECLARATION OF TRUST
OF
THE MAINSTAY FUNDS

DATED JANUARY 9, 1986

AS AMENDED AND RESTATED
AUGUST 30, 1991

AS AMENDED AND RESTATED
DECEMBER 31, 1994

AMENDED AND RESTATED DECLARATION OF TRUST made on this 4th day of
June, 2015 by John Y. Kim, Richard S. Trutanic, Susan B. Kerley, Roman L. Weil, Alan R. Latshaw, John A. Weisser, Peter Meenan, and Richard H. Nolan Jr. (the “Trustees”);

WHEREAS, there has heretofore been established a trust for the investment and reinvestment of funds contributed thereto;

WHEREAS, there was originally filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston a Declaration of Trust, dated January 9, 1986, creating this trust under the name “MacKay-Shields Series Fund” and an instrument, dated January 9, 1986, establishing and designating six series of Shares of beneficial interest, “MacKay-Shields Capital Appreciation Fund,” “MacKay-Shields Value Fund,” “MacKay-Shields Convertible Fund,” “MacKay-Shields High Yield Corporate Bond Fund,” “MacKay-Shields High Yield Government Securities Fund,” and “MacKay-Shields Money Market Fund”:

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an amendment, dated March 10, 1986, changing the name of the trust to “MacKay-Shields Mainstay Series Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an amended and restated instrument, dated April 18, 1986, deleting the original instrument establishing and designating series of Shares, and establishing and designating six series of Shares, “MacKay-Shields Capital Appreciation Fund,” “MacKay-Shields Value Fund,” “MacKay-Shields Convertible Fund,” “MacKay-Shields High Yield Corporate Bond Fund,” “MacKay-Shields Government Plus Fund,” and “MacKay-Shields Money Market Fund,” and an amended and restated instrument, dated April 28, 1986, deleting the amended and restated instrument dated April 18, 1986, and establishing and designating the same six series of Shares;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an amended and restated Declaration of Trust, dated April 30, 1986;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an amended and restated instrument, dated January 26, 1987, establishing and designating, in addition to the six previously established series of Shares, two new series of Shares, “MacKay-Shields Global Fund” and “MacKay-Shields Tax Free Bond Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an amended and restated instrument, dated October 26, 1987, establishing and designating, in addition to the eight previously established series of Shares, two new series of Shares, “MacKay-Shields Total Return Fund” and “MacKay-Shields Gold and Precious Metals Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated October 22, 1990, establishing and designating a new series of Shares, “Equity Index Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated July 10, 1991, establishing and designating two new series of Shares, “California Tax-Free Fund” and “New York Tax-Free Fund”;

WHEREAS, at a special meeting of Trust Shareholders held on August 30, 1991, the Shareholders of the Trust approved certain amendments to the Declaration of Trust, including an amendment changing the name of the Trust to “The Mainstay Funds”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an amended and restated Declaration of Trust, dated August 30, 1991;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated July 25, 1994 establishing and designating two new series of Shares, “MainStay International Bond Fund” and “Mainstay International Equity Fund”;

WHEREAS, at a special meeting of Trust Shareholders held on December 28, 1994, the Shareholders of the Trust approved certain amendments to the Declaration of Trust;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated December 31, 1994, amending the Declaration of Trust;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated January 29, 1997, establishing and designating one new series of Shares, “MainStay Strategic Income Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated July 28, 1997, establishing and designating one new series of Shares, “MainStay Strategic Value Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated April 27, 1998, establishing and designating new series of Shares, “MainStay Blue Chip Growth Fund”; “MainStay California Tax Free Fund”; “MainStay Capital Appreciation Fund”; “MainStay Convertible Fund”; “MainStay Equity Income Fund”; “MainStay Equity Index Fund”; “MainStay Global High Yield Fund”; “MainStay Government Fund”; “MainStay Growth Opportunities Fund”; “MainStay High Yield Corporate Bond Fund”; “MainStay International Bond Fund”; “MainStay International Equity Fund”; “MainStay Money Market Fund”; “MainStay New York Tax Free Fund”; “MainStay Research Value Fund”; “MainStay Small Cap Growth Fund”; “MainStay Small Cap Value Fund”; “MainStay Strategic Income Fund”; “MainStay Strategic Value Fund”; MainStay Tax Free Bond Fund”; “MainStay Total Return Fund”; and “MainStay Value Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated March 15, 1999, establishing and designating one new series of Shares, “MainStay MAP Equity Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated March 15, 1999, dividing the authorized and unissued shares of beneficial interest of the series of the Trust designated as the “Mainstay Map Equity Fund” into Class A, Class, B, Class C, and Class I;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated December 11, 2000, establishing and designating two new series of Shares, “MainStay Select 20 Equity Fund” and “MainStay Mid Cap Growth Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated December 10, 2001, establishing and designating one new series of Shares, “MainStay U.S. Large Cap Equity Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated December 8, 2003, dividing the authorized and unissued shares of beneficial interest of the series of the Trust designated as the “MainStay Blue Chip Growth Fund,” “MainStay Capital Appreciation Fund,” “MainStay Mid Cap Growth Fund,” “MainStay Small Cap Growth Fund,” “MainStay Small Cap Value Fund,” “MainStay U.S. Large Cap Equity Fund,” “MainStay Convertible Fund,” “MainStay Equity Income Fund,” “MainStay Growth Opportunities Fund,” “MainStay MAP Fund,” MainStay Research Value Fund,” “MainStay Strategic Value Fund,” “MainStay Total Return Fund,” “MainStay Value Fund,” “MainStay Government Fund,” “MainStay High Yield Corporate Bond Fund,” “MainStay Money Market Fund,” “MainStay Strategic Income Fund,” “MainStay Tax Free Bond Fund,” “MainStay Global High Yield Fund,” “MainStay International Bond Fund,” and “MainStay International Equity Fund”  into three additional classes, Class I, Class R1, and Class R2;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated December 29, 2003, redesignating the “MainStay Equity Income Fund” as “MainStay Mid Cap Value Fund,” the “MainStay Global High Yield Fund” as “MainStay Global High Income Fund,” the “MainStay Growth Opportunities Fund” as “MainStay Common Stock Fund,” and the “MainStay Strategic Income Fund” as “MainStay Diversified Income Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated December 10, 2004, establishing and designating one new series of Shares, “MainStay Large Cap Growth Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated February 11, 2005, abolishing one series of Shares, “MainStay Strategic Value Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated February 4, 2005, abolishing one series of Shares, “MainStay Research Value Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated February 4, 2005, abolishing one series of Shares, “MainStay International Bond Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated June 7, 2007, establishing and designating two new series of Shares, “MainStay Institutional Bond Fund” and “MainStay Principal Preservation Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated October 1, 2009, abolishing one series of Shares, “MainStay Mid Cap Growth Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated October 1, 2009, abolishing one series of Shares, “MainStay Small Cap Growth Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated October 1, 2009, abolishing one series of Shares, “MainStay Mid Cap Value Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated October 1, 2009, abolishing one series of Shares, “MainStay Capital Appreciation Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated October 1, 2009, redesignating the “MainStay Total Return Fund” as “MainStay Income Builder Fund”;

WHEREAS, there was filed with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston an instrument, dated February 25, 2013, redesignating the “MainStay Flexible Bond Opportunities Fund” as “MainStay Unconstrained Bond Fund”;

WHEREAS, the Trustees desire to amend and restate such amended and restated Declaration of Trust to reflect these changes as approved by Shareholders; and

WHEREAS, pursuant to Section 8.3 of the amended and restated Declaration of Trust, the amendment and restatement of such Declaration has been duly approved as herein provided;

NOW, THEREFORE, the Trustees declare that the Declaration of Trust of this trust be amended and restated as follows:

All money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of the holders, from time to time, of the Shares of beneficial interest issued hereunder and subject to the provisions hereof.

ARTICLE I.

NAME AND DEFINITIONS

Section 1.1. Name.  The name of the trust created hereby is “The Mainstay Funds” (the “Trust”).

Section 1.2. Definitions.  Wherever they are used herein, the following terms have the following respective meanings:

(a) “Administrator” means the party, other than the Trust, to the contract described in Section 3.3 hereof.

(b) “By-laws” means the By-laws referred to in Section 2.8 hereof, as from time to time amended.

(c) “Class” means the two or more classes as may be established and designated from time to time by the Trustees pursuant to Section 5.12 hereof.

(d) The terms “Commission” and “Interested Person,” have the meanings given them in the 1940 Act.  Except as otherwise defined by the Trustees in conjunction with the establishment of any Series of Shares, the term “vote of a majority of the Shares outstanding and entitled to vote” shall have the same meaning as the term “vote of a majority of the outstanding voting securities” given it in the 1940 Act.

(e) “Custodian” means any Person other than the Trust who has custody of any Trust property as required by Section 17 (f) of the 1940 Act, but does not include a system for the central handling of securities described in said Section 17(f).

(f) “Declaration” means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to “Declaration,” “hereof,” “herein,” and “hereunder” shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.

(g) “Distributor” means the party, other than the Trust, to the contract described in Section 3.1 hereof.

(h) The “1940 Act” means the Investment Company Act of 1940, as amended from time to time.

(i) “Fund” or “Funds” individually or collectively means the separate Series of Shares of The Mainstay Funds, together with the assets and liabilities assigned thereto.

(j) “His” shall include the feminine and neuter, as well as the masculine, genders.

(k) “Investment Adviser” means the party, other than the Trust, to the contract described in Section 3.2 hereof.

(l) “Person” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

(m) “Series” individually or collectively means the separate Series of The Mainstay Funds as may be established and designated from time to time by the Trustees pursuant to Section 5.11 hereof.  Unless the context otherwise requires, the term “Series” shall include Classes into which shares of the Trust, or of a Series, may be divided from time to time.

(n) “Shareholder” means record owner of Outstanding Shares.

(o) “Shares” means the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time, including the Shares of any and all Series and Classes which may be established by the Trustees, and includes fractions of Shares as well as whole Shares.  “Outstanding” Shares means those Shares shown from time to time on the books of the Trust or its Transfer Agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the Treasury of the Trust.

(p) “Transfer Agent” means any Person other than the Trust who maintains the Shareholder records of the Trust such as the list of Shareholders, the number of Shares credited to each account, and the like.

(q) “Trust” means The Mainstay Funds.

(r) “Trust Property” means any and all property, real or personal tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

(s) The “Trustees” means the person who has signed this Declaration, so long as he shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected, qualified and serving as Trustees in accordance with the provisions of Article II hereof,  and reference herein to a Trustee or the Trustees shall refer to such person or persons in this capacity or their capacities as trustees hereunder.

ARTICLE II.

TRUSTEES

Section 2.1. General Powers.  The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration.  The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust, although such things are not herein specifically mentioned.  Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

The enumeration of any specific power herein shall not be construed as limiting the aforesaid power.  Such powers of the Trustees may be exercised without order of or resort to any court.

Section 2.2. Investments.  The Trustees shall have the power:

(a) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

(b) To invest in, hold for investment, or reinvest in, securities, including common and preferred stocks; warrants; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including securities of any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality.

(c) To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend, to pledge any such securities and repurchase agreements, and to enter into futures contracts and options on futures contracts of all descriptions.

(d) To exercise all rights, powers and privileges of ownership or interest in all securities and repurchase agreements included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and repurchase agreements.

(e) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, including cash, and any interest therein.

(f) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person and to lend Trust Property.

(g) To aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm.

(h) To enter into a plan or distribution and any related agreements whereby the Trust may finance directly or indirectly any activity which is primarily intended to result in the sale of Shares.

(i) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

Section 2.3. Legal Title.  Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust

Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust or any Series of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is deemed appropriately protected.  The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee.  Upon the termination of the term of office, resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees.  Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 2.4. Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VI and VII and Section 5.11 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

Section 2.5. Section 2.5  Delegation; Committees. The Trustees shall have power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or any Series of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to the same extent as such delegation is permitted by the 1940 Act.

Section 2.6. Collection and Payment. Subject to Section 5.11 hereof, the Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

Section 2.7. Expenses.  Subject to Section 5.11 hereof, the Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees.  The Trustees shall fix the compensation of all officers, employees and Trustees.

Section 2.8. Manner of Acting; By-laws. Except as otherwise provided herein or in the By-laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of the entire number of Trustees then in office.  The Trustees may adopt By-laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-laws to the extent such power is not reserved to the Shareholders.

Notwithstanding the foregoing provisions of this Section 2.8 and in addition to such provisions or any other provision of this Declaration or of the By-laws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any actions suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

Section 2.9. Miscellaneous Powers. Subject to Section 5.11 hereof, the Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series thereof; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property or the Property of the appropriate Series of the Trust, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) to the extent permitted by law, indemnify any person with whom the Trust or any series thereof has dealings, including the Investment Adviser, Distributor, Transfer Agent and selected dealers, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust or any Series thereof and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

Section 2.10. Principal Transactions. Except in transactions not permitted by the 1940 Act or rules and regulations adopted by the Commission, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust or any Series thereof to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with the Investment Adviser, Distributor or Transfer Agent or with any Interested Person of such Person; and the Trust or a Series thereof may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

Section 2.11. Number of Trustees. The number of Trustees shall initially be one (1), and thereafter shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15).

Section 2.12. Election and Term. Except for the Trustees named herein or appointed to fill vacancies pursuant to Section 2.14 hereof, the Trustees shall be elected by the Shareholders owning of record a plurality of the Shares voting at a meeting of Shareholders on a date fixed by the Trustees. Except in the event of resignation or removals pursuant to Section 2.13 hereof, each Trustee shall hold office until such time as less than a majority of the Trustees holding office have been elected by Shareholders.  In such event the Trustees then in office will call a Shareholders' meeting for the election of Trustees.  Except for the foregoing circumstances, the Trustees shall continue to hold office and may appoint successor Trustees.

Section 2.13. Resignation and Removal.  Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument.  Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than one) with cause, by the action of two-thirds of the remaining Trustees. Any Trustee may be removed at any meeting of Shareholders by vote of two thirds of the Outstanding Shares. The Trustees shall promptly call a meeting of the shareholders for the purpose of voting upon the question of removal of any such Trustee or Trustees when requested in writing so to do by the holders of not less than ten percent of the Outstanding Shares and, in that connection, the Trustees will assist shareholder communications to the extent provided for in Section 16(c) under the 1940 Act.  Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee.  Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

Section 2.14. Vacancies.  The term of office of a Trustee shall terminate and a vacancy shall occur in the event of his death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee.  No such vacancy shall operate to annul the Declaration or to revoke any existing agency created pursuant to the terms of the Declaration.  In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees, subject (but only after the Trust's initial registration statement under the Securities Act of 1933 shall have become effective) to the provisions of Section 16(a) of the 1940 Act, the remaining Trustees shall fill such vacancy by the appointment of such other person as they in their discretion shall see fit, made by a written instrument signed by a majority of the Trustees then in office.  Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees, provided that such appointment shall not become effective prior to such  retirement, resignation or increase in the number of Trustees.  Whenever a vacancy  in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.14, the Trustees in office, regardless of their numbers shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration.  A written instrument certifying the existence of such vacancy signed by a majority of the Trustees in office shall be conclusive evidence of the existence of such vacancy.

Section 2.15. Delegation of Power to Other Trustees.  Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two (2) Trustees personally exercise the powers granted to the Trustees under this Declaration except as herein otherwise expressly provided.

Section 2.16. Additional Provisions. The By-Laws may include further provisions with regard to the establishment of an advisory board of the Trust, the appointment of advisory board members, and such advisory board members’ rights, responsibilities, compensation, liability, indemnification, insurance and any other related matters as the Trustees in their sole discretion may determine.

ARTICLE III.

CONTRACTS

Section 3.1. Underwriting Contract.  The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of the Shares to net the Trust or the applicable Series of the Trust not less than the amount provided for in Section 7.1 of Article VII hereof, whereby the Trustees may either agree to sell the Shares to the other party to the contract or appoint such other party their sales agent for the Shares, and in either case on such terms and conditions as may be prescribed in the By-laws, if any, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article III or of the By-laws; and such contract may also provide for the repurchase of the Shares by such other party as agent of the Trustees.

Section 3.2. Advisory or Management Contract.  The Trustees may in their discretion from time to time enter into an investment advisory contract or, if the Trustees establish multiple series, separate investment advisory contracts with respect to each Series, whereby the other party, to such contract or contracts shall undertake to manage the investment operations of one or more Series of the Trust and the compositions of the portfolios of such Series, including the purchase, retention and disposition thereof, in accordance with the investment objectives, policies and restrictions and all upon such terms and conditions as the Trustees may in their discretion determine, including the grant of authority to such other party to determine what securities shall be purchased or sold by the Trust or the applicable Series of the Trust and what portion of its assets shall be uninvested, which authority shall include the power to make changes in the Trust's investments.

Section 3.3. Administration Agreement.  The Trustees may in their discretion from time to time enter into an administration contract or, if the Trustees establish multiple series, separate administration contracts with respect to each Series, whereby the other party to such contract shall undertake to manage the business affairs of the Trust or a Series of the Trust and furnish the Trust or a Series thereof office facilities, and shall be responsible for the financial and accounting records to be maintained by the Trust or a Series thereof (including those being maintained by the Trust's custodian) other than those being maintained by the Investment Adviser of the Trust or a Series thereof, and ordinary clerical, bookkeeping and record keeping services at such office facilities, and other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine.

Section 3.4. Affiliations of Trustees or Officers, Etc.  The fact that:

(i) any of the Shareholders, Trustees or officers                                                                           of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any partnership, corporation, trust, association or other organization or of or for any parent or affiliate of any organization, with which a contract of the character described in Sections 3.1, 3.2 or 3.3 above or for services as Custodian, Transfer Agent or disbursing agent or for related services may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Trust, or that

(ii) any partnership, corporation, trust, association or other organization with which a contract of the character described in Sections 3.1, 3.2 or 3.3 above or for services as Custodian, Transfer Agent or disbursing agent or for related services may have been or may hereafter be made also has any one or more of such contracts with one or more other partnerships, corporations, trusts, associations or other organizations, or has other business or interests  shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to this Trust or its Shareholders.

Section 3.5. Compliance with 1940 Act.  Any contract entered into pursuant to Sections 3.1 or 3.2 shall be consistent with and subject to the requirements of Section 15 of the 1940 Act with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof.

ARTICLE IV.

LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
TRUSTEES AND OTHERS

Section 4.1. No Personal Liability of Shareholders Trustees, Etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust.  No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence  or reckless disregard of his duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability of the Trust, he shall not, on account thereof, be held to any personal liability.  The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder out of the Trust Property for all legal and other expenses reasonably incurred by him in connection with any such claim or liability.  Indemnification and reimbursement required by the preceding sentence shall be made only out of assets of the one or more Series whose shares were held by said Shareholder at the time the act or event occurred which gave rise to the claim against or liability of said Shareholder.  The rights accruing to a Shareholder under this Section 4.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

Section 4.2. Non-Liability of Trustees, Etc.  No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 4.3. Mandatory Indemnification.  (a) Subject to the exceptions and limitations contained in paragraph (b) below:

(i) every person who is, or has been, a Trustee or  officer of the Trust shall be indemnified by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series, to the fullest extent permitted by law against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

(ii) the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words “liability” and “expenses” shall include, without limitation, attorneys ‘ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b) No indemnification shall be provided hereunder to a Trustee or officer:

(i) against any liability to the Trust or a Series thereof or the Shareholders by reason of a final adjudication by acourt or other body before which a proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office:

(ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or a Series thereof:

(iii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) or (b) (ii) resulting in a payment by a Trustee or officer, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office:

(A)            by the court or other body approving the settlement or other disposition; or

(B)            based upon a review of readily available facts (as opposed to a full trial-type inquiry) by (x) vote of a majority of the Non-interested Trustees acting on the matter (provided that a majority of the Non-interested Trustees then  in office act on the matter) or (y) written opinion of  independent legal counsel.

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors, administrators and assigns of such a person.  Nothing contained herein shall affect any rights to indemnification to which personnel of the Trust other than Trustees and officers may be entitled by contract or otherwise under law.

(d) Expenses of preparation and presentation of a defense to any claim, actions suit or proceeding of the character described in paragraph (a) of this Section 4.3 may be advanced by the Trust or a Series thereof prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 4.3, provided that either:

(i) such undertaking is secured by a surety bond or some other appropriate security provided by the recipient, or the Trust or  Series thereof shall be insured against losses arising out of any such advances; or

(ii) a majority of the Non-interested Trustees acting on the matter (provided that a majority of the Non-interested Trustees act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

As used in this Section 4.3, a “Non-interested Trustee” is one who is not (i) an “Interested Person” of the Trust (including anyone who has been exempted from being an “Interested Person” by any rule, regulation or order of the Commission), or (ii) involved in the claim, action, suit or proceeding.

Section 4.4. No Bond Required of Trustees.  No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

Section 4.5. No Duty of Investigation; Notice in Trust Instruments, Etc.   No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust or a Series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent.  Every obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust or a Series thereof.  Every written obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust or a Series thereof under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property or the Trust Property of the applicable Series, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually.  The Trustees shall at all times maintain insurance for the protection of the Trust Property or the Trust Property of the applicable Series, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

Section 4.6. Reliance on Experts, Etc.  Each Trustee and officer of the Trust or employee of the Trust or a Series thereof shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or a Series thereof, upon an opinion of counsel, or upon reports made to the Trust or a Series thereof by any of its officers or employees or by the Investment Adviser, the Administrator, the Distributor, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE V.

SHARES OF BENEFICIAL INTEREST

Section 5.1. Beneficial Interest.  The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest, all of one class, except as provided in Section 5.11 and Section 5.12 hereof, par value $.01 per share.  The number of shares of beneficial interest authorized hereunder is unlimited.  All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and non-assessable.

Section 5.2. Rights of Shareholders.  The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares.  The Shares shall be personal property giving only the rights in this Declaration specifically set forth.  The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any Series of Shares.

Section 5.3. Trust Only.  It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time.  It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust.  Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 5.4. Issuance of Shares.  The Trustees in their discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.  In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury.  The Trustees may from time to time divide or combine the Shares of the Trust or, if the Shares be divided into Series, of any series of the Trust, into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust or in the Trust Property allocated or belonging to such Series.  Contributions to the Trust or Series thereof may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or integral multiples thereof.

Section 5.5. Register of Shares.  A register shall be kept at the principal office of the Trust or an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof.  Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders.  No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By- laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon.  It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.

Section 5.6. Transfer of Shares.    Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required.  Upon such delivery the transfer shall be recorded on the register of the Trust.  Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

Section 5.7. Notices.  Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

A notice of a meeting, an annual report and any other communication to Shareholders need not be sent to a Shareholder (i) if an annual report and a proxy statement for two consecutive Shareholder meetings have been mailed to such Shareholder ‘s address and have been returned as undeliverable, (ii) if all, and at least two, checks (if sent by first class mail) in payment of dividends on Shares during a twelve-month period have been mailed to such Shareholder ‘s address and have been returned as undeliverable or (iii) in any other case in which a proxy statement concerning a meeting of security holders is not required to be given pursuant to the Commission ‘s proxy rules as from time to time in effect under the Securities Exchange Act of 1934, provided in all cases that such notice of meeting, annual report or other communication is not required to be sent or delivered to the Shareholder pursuant to any other provision of the federal securities laws.  However, delivery of such proxy statements, annual reports and other communications shall resume if and when the Shareholder delivers or causes to be delivered to the Trust written notice setting forth such Shareholder ‘s then-current address.

Section 5.8. Treasury Shares.   Shares held in the treasury shall, until resold pursuant to Section 5.4, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

Section 5.9. Voting Powers.  The Shareholders shall have power to vote only (i) for the election and removal of Trustees as provided in Sections 2.12 and 2.13; (ii) with respect to any investment advisory contract entered into pursuant to Section 3.2; (iii) with respect to termination of the Trust or a Series thereof as provided in Section 8.2; (iv) with respect to any amendment of this Declaration to the extent and as provided in Section 8.3; (v) with respect to any merger, consolidation or sale of assets as provided in Section 8.4; (vi) with respect to incorporation of the Trust to the extent and as provided in Section 8.5; (vii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or a Series or Class thereof or the Shareholders thereof (provided, however, that a Shareholder of a particular Series or Class shall not be entitled to bring or maintain a derivative or class action on behalf of any other Series or Class); (viii) with respect to any plan adopted pursuant to Rule 12b-1 (or any successor rule) under the 1940 Act, and related matters; (ix) with respect to such additional matters relating to the Trust as may be required by this Declaration, the By-laws or any registration of the Trust as an investment company under the 1940 Act with the Commission (or any successor agency) or as the Trustees may consider necessary or desirable.  Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that the Trustees may, in connection with the establishment of any Series or Class of Shares, establish or reserve the right to establish conditions under which the several Series or Classes shall have separate voting rights or, if a Series or Class would not, in the sole judgment of the Trustees, be materially affected by a proposal, no voting rights.  If separate Series of Shares are established, Shares shall be voted by individual Series on any matter submitted to a vote of Shareholders of the Trust except as provided in Section 5.11(f) hereof.  There shall be no cumulative voting in the election of Trustees.  Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration or the By-laws to be taken by Shareholders. The By-laws may include further provisions for Shareholders’ votes and meetings and related matters.

Section 5.10. Meetings of Shareholders.   Meetings of the Shareholders of the Trust may be called at any time by the President, and shall be called by the President or the Secretary at the request, in writing or by resolution, of a majority of the Trustees, or at the written request of the holder or holders of ten percent (10%) or more of the total number of Shares then issued and outstanding of the Trust entitled to vote at such meeting. Meetings of the Shareholders of any Series of the Trust shall be called by the President or the Secretary at the written request of the holder or holders of ten percent (10%) or more of the total number of Shares then issued and outstanding of such Series of the Trust entitled to vote at such meeting.  Any such request shall state the purpose of the proposed meeting.

Section 5.11. Series Designation.  The Trustees, in their discretion, may authorize the division of Shares into two or more Series, and the different Series shall be established and designated and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees; provided, that all Shares shall be identical except that there may be variations so fixed and determined between different Series as to investment objective, purchase price, right of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several Series shall have separate voting rights, all of which are subject to the limitations set forth below.  All references to Shares in this Declaration shall be deemed to be shares of any or all Series as the context may require.

If the Trustees shall divide the Shares of the Trust into two or more Series, the following provisions shall be applicable:

(a) The number of authorized Shares and the number of Shares of each Series that may be issued shall be unlimited.  The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series into one or more Series that may be established and designated from time to time.  The Trustees may hold as treasury shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Series reacquired by the Trust at their discretion from time to time.

(b) All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust.  In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable.  Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.  No holder of Shares of any Series shall have any claim on or right to any assets allocated or belonging to any other Series.

(c) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable.  Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes.  The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items are capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.  The assets of a particular Series of the Trust shall, under no circumstances, be charged with liabilities attributable to any other Series of the Trust.  All persons extending credit to, or contracting with or having any claim against a particular Series of the Trust shall look only to the assets of that particular Series for payment of such credit, contract or claim.

(d) The power of the Trustees to pay dividends and make distributions shall be governed by Section 7.2 of this Declaration with respect to any one or more Series or classes which represents the interests in the assets of the Trust immediately prior to the establishment of two or more Series or classes.  With respect to any other Series or class, dividends and distributions on Shares of a particular Series or class may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Series or class, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series or class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series or class.  All dividends and distributions on Shares of a particular Series or class shall be distributed pro rata to the Shareholders of that Series or class in proportion to the number of Shares of that Series or class held by such Shareholders at the time of record established for the payment of such dividends or distribution.

(e) Each Share of a Series of the Trust shall represent a beneficial interest in the net assets of such Series.  Each holder of Shares of a Series shall be entitled to receive his pro rata share of distributions of income and capital gains made with respect to such Series.  Upon redemption of his Shares or indemnification for liabilities incurred by reason of his being or having been a Shareholder of a Series, such Shareholder shall be paid solely out of the funds and property of such Series of the Trust. Upon liquidation or termination of a Series of the Trust, Shareholders of such Series shall be entitled to receive a pro rata share of the net assets of such Series.  A Shareholder of a particular series of the Trust shall not be entitled to participate in a derivative or class action on behalf of any other Series or the Shareholders of any other Series of the Trust.

(f) Notwithstanding any other provision hereof, on any matter submitted to a vote of Shareholders of the Trust, all Shares then entitled to vote shall be voted by individual Series, except for the election of Trustees and except to the extent the 1940 Act or Rule 18f-2 or any successor rule thereunder requires that Shares be voted in the aggregate and not by individual Series. Except as otherwise provided in this Article V, the Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each class and Series of Shares.

The establishment and designation of any Series of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument.  Each instrument referred to in this section shall have the status of an amendment to this Declaration.

Section 5.12. Class Designation.   The Trustees, in their discretion, may authorize the division of the Shares of the Trust, or, if any Series be established, the Shares of any Series, into two or more Classes, and the different Classes shall be established and designated, and the variations in the relative rights and preferences as between the different Classes shall be fixed and determined, by the Trustees; provided, that all Shares of the Trust or of any Series shall be identical to all other Shares of the Trust or the same Series, as the case may be, except that there may be variations between different classes as to allocation of expenses, right of redemption, special and relative rights as to dividends and on liquidation, conversion rights and conditions under which the several classes shall have separate voting rights.  All references to Shares in this Declaration shall be deemed to be Shares of any or all Classes as the context may require.

If the Trustees shall divide the Shares of the Trust or any Series into two or more Classes, the following provisions shall be applicable:

(a) All provisions herein relating to the Trust, or any Series of the Trust, shall apply equally to each Class of Shares of the Trust or of any Series of the Trust, except as the context requires otherwise.

(b) The number of Shares of each Class that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares of the Trust or any Series or any Shares previously issued and reacquired of any Class of the Trust or of any Series into one or more Classes that may be established and designated from time to time.  The Trustees may hold as treasury Shares (of the same or some other Class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Class reacquired by the Trust at their discretion from time to time.

(c) Liabilities, expenses, costs, charges and reserves related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular Class may be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected (in a manner determined by the Trustees) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes.  Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Classes for all purposes.

(d) The establishment and designation of any Class of Shares shall be effective upon the execution of a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Class, or as otherwise provided in such instrument.  The Trustees, may, by an instrument executed by a majority of their number, abolish any Class and the establishment and designation thereof.  Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

ARTICLE VI.

REDEMPTION AND REPURCHASE OF SHARES

Section 6.1. Redemption of Shares.   All Shares of the Trust shall be redeemable, at the redemption price determined in the manner set out in this Declaration.  Redeemed or repurchased Shares may be resold by the Trust.

The Trust shall redeem the Shares of the Trust or any Series thereof at the price determined as hereinafter set forth, upon the appropriately verified written application of the record holder thereof (or upon such other form of request as the Trustees may determine) at such office or agency as may be designated from time to time for that purpose by the Trustees.  The Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act, regarding the redemption of Shares in the Trust ‘s then effective prospectus under the Securities Act of 1933.

Section 6.2. Price.  Shares shall be redeemed at their net asset value determined as set forth in Section 7.1 hereof as of such time as the Trustees shall have theretofore prescribed by resolution. In the absence of such resolution, the redemption price of Shares deposited shall be the net asset value of such Shares next determined as set forth in Section 7.1 hereof after receipt of such application.

Section 6.3. Payment.  Payment of the redemption price of Shares of the Trust or any Series thereof shall be made in cash or in property to the Shareholder at such time and in the manner, not inconsistent with the 1940 Act or other applicable laws, as may be specified from time to time in the Trust ‘s then effective prospectus under the Securities Act of 1933, subject to the provisions of Section 6.4 hereof.

Section 6.4. Effect of Suspension of Determination of Net Asset Value.   If, pursuant to Section 6.9 hereof, the Trustees shall declare a suspension of the determination of net asset value with respect to Shares of the Trust or any Series thereof, the rights of Shareholders (including those who shall have applied for redemption pursuant to Section 6.1 hereof but who shall not yet have received payment) to have Shares redeemed and paid for by the Trust or a Series thereof shall be suspended until the termination of such suspension is declared.  Any record holder who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored and withdraw any certificates on deposit.  The redemption price of Shares for which redemption applications have not been revoked shall be the net asset value of such Shares next determined as set forth in Section 7.1 after the termination of such suspension, and payment shall be made within seven (7) days after the date upon which the application was made plus the period after such application during which the determination of net asset value was suspended.

Section 6.5. Repurchase by Agreement.  The Trust may repurchase Shares directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the net asset value per share determined as of the time when the purchase or contract of purchase is made or the net asset value as of any time which may be later determined pursuant to Section 7.1 hereof, provided payment is not made for the Shares prior to the time as of which such net asset value is determined.

Section 6.6. Redemption of Shareholder’s Interest.  The Trust shall have the right at any time without prior notice to the Shareholder to redeem Shares of any Shareholder for their then current net asset value per Share if at such time the Shareholder owns Shares of any Series having an aggregate net asset value per Series of less than $1,000 subject to such terms and conditions as the Trustees may approve, and subject to the Trust’s giving general notice to all Shareholders of its intention to avail itself of such right, either by publication in the Trust ‘s prospectus, if any, or by such other means as the Trustees may determine.

Section 6.7. Redemption of Shares in order to Qualify as Regulated Investment Company; Disclosure of Holding.  If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any Person to an extent which would disqualify the Trust or any Series of the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption by any such Person a number, or principal amount, of Shares or other securities of the Trust or any Series of the Trust sufficient to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust or any Series of the Trust into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Trust or any Series of the Trust to any Person whose acquisition of the Shares or other securities of the Trust or any Series of the Trust in question would result in such disqualification.  The redemption shall be effected at the redemption price and in the manner provided in Section 6.1.

The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

Section 6.8. Reductions in Number of Outstanding Shares Pursuant to Net Asset Value Formula.  The Trust may also reduce the number of outstanding Shares of the Trust or of any Series of the Trust pursuant to the provisions of Section 7.3.

Section 6.9. Suspension of Right of Redemption.  The Trust may declare a suspension of the right of redemption or postpone the date of payment or redemption for the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Trust or a Series thereof of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust or a Series thereof fairly to determine the value of its net assets, or (iv) during any other period when the Commission may for the protection of security holders of the Trust by order permit suspension of the right of redemption or postponement of the date of payment or redemption; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (ii), (iii), or (iv) exist.  Such suspension shall take effect at such time as the Trust shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment on redemption until the Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said stock exchange shall have reopened or the period specified in (ii) or (iii) shall have expired (as to which in the absence of an official ruling by the Commission, the determination of the Trust shall be conclusive). In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

ARTICLE VII.

DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS

Section 7.1. Net Asset Value.  The value of the assets of the Trust or of any Series of the Trust may be determined on the basis of the amortized cost of such securities, by appraisal of the securities owned by the Trust or of any Series of the Trust, or by such other method as shall be deemed to reflect the fair value thereof, determined in good faith by or under the direction of the Trustees.  From the total value of said assets, there shall be deducted all indebtedness, interest, taxes, payable or accrued, including estimated taxes on unrealized book profits, expenses and management charges accrued to the appraisal date, net income determined and declared as a distribution and all other items in the nature of liabilities which shall be deemed appropriate, as incurred by or allocated to any Series or Class thereof of the Trust.  The resulting amount which shall represent the total net assets of the Trust or Series or Class thereof shall be divided by the number of Shares of the Trust or Series or Class thereof outstanding at the time and the quotient so obtained shall be deemed to be the net asset value of the Shares of the Trust or Series or Class thereof.  The net asset value of the Shares shall be determined at least once on each business day, as of the close of trading on the New York Stock Exchange or as of such other time or times as the Trustees shall determine.  The power and duty to make the daily calculations may be delegated by the Trustees to the Investment Adviser, the Administrator, the Custodian, the Transfer Agent or such other Person as the Trustees by resolution may determine.  The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

Section 7.2. Distributions to Shareholders.   The Trustees shall from time to time distribute ratably among the Shareholders of the Trust or of a Series thereof such proportion of the net profits, surplus (including paid-in surplus), capital, or assets of the Trust or such Series held by the Trustees as they may deem proper.  Such distributions may be made in cash or property (including without limitation any type of obligations of the Trust or Series or any assets thereof), and the Trustees may distribute ratably among the Shareholders of the Trust or Series thereof additional Shares of the Trust or Series thereof issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper.  Such distributions may be among the Shareholders of the Trust or Series thereof at the time of declaring a distribution or among the Shareholders of the Trust or Series thereof at such other date or time or dates or times as the Trustees shall determine.  The Trustees may in their discretion determine that, solely for the purposes of such distributions, Outstanding Shares shall exclude Shares for which orders have been placed subsequent to a specified time on the date the distribution is declared or on the next preceding day if the distribution is declared as of a day on which Boston banks are not open for business, all as described in the then effective prospectus under the Securities Act of 1933.  The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or a Series thereof or to meet obligations of the Trust or a Series thereof, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.  The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust or a Series thereof to avoid or reduce liability for taxes.

Section 7.3. Determination of Net Income; Constant Net Asset Value; Reduction of Outstanding Shares.  Subject to Section 5.11 hereof, the net income of the Series of the Trust shall be determined in the manner the Trustees shall provide by resolution.  Expenses of the Trust or of a Series thereof, including the advisory or management fee shall be accrued each day. Such net income may be determined by or under the direction of the Trustees as of the close of trading on the New York Stock Exchange on each day on which such market is open or as of such other time or times as the Trustees shall determine, and, except as provided herein, all the net income of any Series of the Trust, so determined, may be declared as a dividend on the Outstanding Shares of those Series.  If, for any reason, the net income of any Series of the Trust determined at any time is a negative amount, the Trustees shall have the power with respect to such Series (i) to offset each Shareholder ‘s pro rata share of such negative amount from the accrued dividend account of such Shareholder, or (ii) to reduce the number of Outstanding Shares of such Series by reducing the number of Shares in the account of such Shareholder by that number of full and fractional Shares which represents the amount of such excess negative net incomes or (iii) to cause to be recorded on the books of the Trust an asset account in the amount of such negative net income, which account may be reduced by the amount, provided that the same shall thereupon become the property of the Trust with respect to such Series and shall not be paid to any Shareholder, of dividends declared thereafter upon the Outstanding Shares of such Series on the day such negative net income is experienced, until such asset account is reduced to zero; or (iv) to combine the methods described in clauses (i) and (ii) and (iii) of this sentence, in order to cause the net asset value per Share of such Series to remain at a constant amount per Outstanding Share immediately after each such determination and declaration.  The Trustees shall also have the power to fail to declare a dividend out of net income for the purpose of causing the net asset value per share to be increased to a constant amount.  The Trustees shall have full discretion to determine whether any cash or property received shall be treated as income or as principal and whether any item of expense shall be charged to the income or the principal account, and their determination made in good faith shall be conclusive upon the Shareholders.  In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much if any of the value thereof shall be treated as income, the balance, if any, to be treated as principal. The Trustees shall not be required to adopt, but may at any time adopt, discontinue or amend the practice of maintaining the net asset value per Share of a Series at a constant amount.

Section 7.4. Power to Modify Foregoing Procedures.  Notwithstanding any of the foregoing provisions of this Article VII, but subject to Section 5.11 hereof, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per Share net asset value of the Shares of the Trust or a Series thereof or net income of the Trust or a Series thereof, or the declaration and payment of dividends and distributions as they may deem necessary or desirable.  Without limiting the generality of the foregoing, the Trustees may establish several Series of Shares in accordance with Section 5.11, and declare dividends thereon in accordance with Section 5.11(d).

ARTICLE VIII.

DURATION; TERMINATION OF TRUST OR A SERIES, AMENDMENT, MERGERS, ETC.

Section 8.1. Duration.  The Trust shall continue without limitation of time but subject to the provisions of this Article VIII.

Section 8.2. Termination of the Trust or a Series.   (a) The Trust or any Series thereof may be terminated by an instrument in writing signed by a majority of the Trustees, or by the affirmative vote of the holders of a majority of the Shares of the Trust or Series outstanding and entitled to vote, at any meeting of Shareholders.  Upon the termination of the Trust or the Series,

(i) The Trust or the Series shall carry on no business except for the purpose of winding up its affairs.

(ii) The Trustees shall proceed to wind up the affairs of the Trust or the Series and all of the powers of the Trustees under this Declaration shall continue until  the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or the Series, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property or Trust Property allocated or belonging to such Series to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property or Trust Property allocated or belonging to such Series shall require Shareholder approval in accordance with Section 8.4 hereof.

(iii) After paying or adequately providing for the  payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property or the remaining property of the terminated Series, in cash or in kind or partly each, among the Shareholders of the Trust or the Series according to their respective rights.

(b) After termination of the Trust or the Series and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust and file with the Office of the Secretary of the Commonwealth of Massachusetts an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties with respect to the Trust or the terminated Series, and the rights and interests of all Shareholders of the Trust or the terminated Series shall thereupon cease.

Section 8.3. Amendment Procedure.  (a)  This Declaration may be amended by a vote of the holders of a majority of the Shares outstanding and entitled to vote or by any instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of a majority of the Shares outstanding and entitled to vote.  The Trustees may also amend this Declaration without the vote or consent of Shareholders if they deem it necessary to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code but the Trustees shall not be liable for failing so to do.  The Trustees may also amend this Declaration without the vote or consent of Shareholders if they deem it necessary or desirable to change the name of the Trust or to make any other changes in the Declaration which do not materially adversely affect the rights of Shareholders hereunder.

(b) No amendment may be made under this Section 8.3 which would change any rights with respect to any Shares of the Trust or Series thereof by reducing the amount payable thereon upon liquidation of the Trust or Series thereof or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares of the Trust or such Series outstanding and entitled to vote.  Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

(c) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declarations as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

Section 8.4. Merger, Consolidation and Sale of Assets.  The Trust or any Series thereof may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or the property of any Series, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders of the Trust or Series called for the purpose by the affirmative vote of the holders of a majority of the Shares of the Trust or Series.

Section 8.5. Incorporation.  With the approval of the holders of a majority of the Shares of the Trust or a Series thereof outstanding and entitled to vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or the Trust Property allocated or belonging to such Series or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property or the Trust Property allocated or belonging to such Series to any such corporation, trust, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust or such Series holds or is about to acquire shares or any other interest.  The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect.  Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organization or entities.

ARTICLE IX.

REPORTS TO SHAREHOLDERS

The Trustees shall at least semiannually submit to the Shareholders a written financial report of the transactions of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

ARTICLE X.

MISCELLANEOUS

Section 10.1. Filing.  This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate.  Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing.  A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may hereafter be referred to in lieu of the original Declaration and the various amendments thereto.

Section 10.2. Governing Law.  This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State.

Section 10.3. Counterparts.  This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 10.4. Reliance by Third Parties.  Any certificate executed by an individual who, according to the records of the Trust appears to be a Trustee hereunder, certifying: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

Section 10.5. Provisions in Conflict with Law or Regulations.  (a)  The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

21126732.2
21126732.3

IN WITNESS WHEREOF, the Trustees named below, being the Trustees of The MainStay Funds, have executed this Amended and Restated Declaration of Trust as of the 4th day of June, 2015.

/s/ John Y. Kim	/s/ Richard S. Trutanic
John Y. Kim	Richard S. Trutanic

/s/ Susan B. Kerley	/s/ Roman L. Weil
Susan B. Kerley	Roman L. Weil

/s/ Alan R. Latshaw	/s/ John A. Weisser
Alan R. Latshaw	John A. Weisser

/s/ Peter Meenan	/s/ Richard H. Nolan, Jr.
Peter Meenan	Richard H. Nolan, Jr.

BY-LAWS
OF
THE MAINSTAY FUNDS

Dated December 31, 1994
Amended and Restated June 4, 2015

TABLE OF CONTENTS

Page
ARTICLE I – DEFINITIONS 1

ARTICLE II – OFFICES
Section  1.  Principal Office 1
Section  2.  Other Offices 1

ARTICLE III – SHAREHOLDERS
Section  1.  Meetings 1
Section  2.  Notice of Meetings 1
Section  3.  Record Date for Meetings and Other Purposes 2
Section  4.  Proxies 2
Section  5.  Inspection of Records 2
Section  6.  Action without Meeting 2

ARTICLE IV - TRUSTEES
Section  1.  Meetings of the Trustees 3
Section  2.  Quorum and Manner of Acting 3

ARTICLE V - COMMITTEES
Section  1.  Executive and Other Committees 3
Section  2.  Meetings, Quorum and Manner of Acting 4

ARTICLE VI - OFFICERS
Section  1.  General Provisions 4
Section  2.  Term of Office and Qualifications 4
Section  3.  Removal 4
Section  4.  Powers and Duties of the Chairman 5
Section  5.  Powers and Duties of the President 5
Section  6.  Powers and Duties of Vice Presidents 5
Section  7.  Powers and Duties of the Chief Financial Officer 5
Section  8.  Powers and Duties of the Secretary 5
Section  9.  Powers and Duties of Assistant Officers 6
Section 10.  Powers and Duties of Assistant Secretaries 6
Section 11.  Compensation of Officers and Trustees and
Members of Advisory Board 6

ARTICLE VII - FISCAL YEAR 6

ARTICLE VIII – SEAL 7

ARTICLE IX - SUFFICIENCY AND WAIVERS OF NOTICE 7

ARTICLE X - CUSTODY OF SECURITIES
Section  1.  Employment of a Custodian 7
Section  2.  Action Upon Termination of Custodian Agreement 7
Section  3.  Provisions of Custodian Contract 7
Section  4.  Central Certificate System 8
Section  5.  Acceptance of Receipts in Lieu of Certificates 8

ARTICLE XI – AMENDMENTS 9

ARTICLE XII – MISCELLANEOUS 9

AMENDED AND RESTATED BY-LAWS
OF
THE MAINSTAY FUNDS

ARTICLE I
DEFINITIONS

The terms “Administrator,” “By-laws,” “Commission,” “Custodian,” “Declaration,” “Distributor,” “Fund” or “Funds,” “His,” “Interested Person,” “Investment Adviser,” “1940 Act,” “Person,” “Series,” “Shareholder,” “Shares,” “Transfer Agent,” “Trust,” “Trust Property,” “Trustees,” and “vote of a majority of the Shares outstanding and entitled to vote,” have the respective meanings given them in the Declaration of Trust of The MainStay Funds dated January 9, 1986, as amended from time to time.

ARTICLE II
OFFICES

Section 1.  Principal Office.  Until changed by the Trustees, the principal office of the Trust shall be in the City and State of New York.

Section 2.  Other Offices.  The Trust may have offices in such other places without as well as within the Commonwealth of Massachusetts as the Trustees may from time to time determine.

ARTICLE III
SHAREHOLDERS

Section 1.  Meetings.  Meetings of the Shareholders of the Trust or a Series thereof shall be held as provided in the Declaration at such place within or without the Commonwealth of Massachusetts as the Trustees shall designate. The holders of a majority of outstanding Shares of the Trust or a Series thereof present in person or by proxy shall constitute a quorum at any meeting of the Shareholders of the Trust or a Series thereof.

Section 2.  Notice of Meetings.  Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his address as recorded on the register of the Trust mailed at least ten (10) days and not more than sixty (60) days before the meeting, provided, however, that notice of a meeting need not be given to a shareholder to whom such notice need not be given under the Declaration and the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934, as amended.  Only the business stated in the notice of the meeting shall be considered at such meeting.  Any adjourned meeting may be held as adjourned without further notice.  No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

Section 3.  Record Date for Meetings and Other Purposes.  For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than sixty (60) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration.

Section 4.  Proxies.  At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken.  Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust.  Only Shareholders of record shall be entitled to vote.  Each whole Share shall be entitled to one vote as to any matter on which it is entitled by the Declaration to vote, and each fractional Share shall be entitled to a proportionate fractional vote.  When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.  If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

Section 5.  Inspection of Records.  The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

Section 6.  Action without Meeting.  Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders.  Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE IV
TRUSTEES

Section 1.  Meetings of the Trustees.  The Trustees may in their discretion provide for regular or stated meetings of the Trustees.  Notice of regular or stated meetings need not be given.  Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, or by any one of the Trustees, at the time being in office.  Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two (2) days before the meeting, or shall be telegraphed, cabled, or wirelessed to each Trustee at his business address, or personally delivered to him at least one (1) day before the meeting.  Such notice may, however, be waived by any Trustee.  Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.  A notice or waiver of notice need not specify the purpose of any meeting.  The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting.  Participation in a telephone conference meeting shall constitute presence in person at such meeting.  Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings.  Such consents shall be treated as a vote for all purposes.

Section 2.  Quorum and Manner of Acting.  A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees.  In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present.  Notice of an adjourned meeting need not be given.

ARTICLE V
COMMITTEES

Section 1.  Executive and Other Committees.  The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) members to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust or a Series thereof, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration or these By-laws they are prohibited from delegating.  The Trustees may also elect from their own number and officers of the Trust other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees.  The Trustees may designate a chairman of any such Committee.  In the absence of such designation the Committee may elect its own Chairman.

Section 2.  Meetings, Quorum and Manner of Acting.  The Trustees may (1) provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

ARTICLE VI
OFFICERS

Section 1.  General Provisions.  The officers of the Trust shall be a President, a Chief Financial Officer and a Secretary, who shall be elected by the Trustees.  The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, a Treasurer, a Chief Legal Officer, one or more Assistant Secretaries, and one or more Assistant Treasurers.  The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

Section 2.  Term of Office and Qualifications.  Except as otherwise provided by law, the Declaration or these By-laws, the President, the Chief Financial Officer and the Secretary shall each hold office until his successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees.  The Secretary and the Chief Financial Officer may be the same person.  A Vice President and the Chief Financial Officer or a Vice President and the Secretary may be the same person, but the offices of Vice President, Secretary and Chief Financial Officer or Treasurer shall not be held by the same person.  The President shall hold no other office. Except as above provided, any two offices may be held by the same person.  Any officer may be but none need be a Trustee or Shareholder.

Section 3.  Removal.  The Trustees, at any regular or special meeting of the Trustees, may remove any officer without cause, by a vote of a majority of the Trustees then in office.  Any officer or agent appointed by an officer or Committee may be removed with or without cause by such appointing officer or Committee.

Section 4.  Powers and Duties of the Chairman.  The Trustees may, but need not, appoint from among their number a Chairman.  When present he shall preside at the meetings of the Shareholders and of the Trustees.  He may call meetings of the Trustees and of any Committee thereof whenever he deems it necessary.  He shall be an executive officer of the Trust and shall have, with the President, general supervision over the business and policies of the Trust, subject to the limitations imposed upon the President, as provided in Section 5 of this Article VI.

Section 5.  Powers and Duties of the President.  In the absence of the Chairman, the President may call meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders.  Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise a general supervision and direction over the affairs of the Trust.  He shall have the power to employ attorneys and counsel for the Trust or any Series thereof and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust or any Series thereof.  He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series thereof.  The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

Section 6.  Powers and Duties of Vice Presidents.  In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees.  Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

Section 7.  Powers and Duties of the Chief Financial Officer.  The Chief Financial Officer shall be the principal financial and accounting officer of the Trust.  He shall deliver all funds of the Trust or any Series thereof which may come into his hands to such Custodian as the Trustees may employ pursuant to Article X of these By-laws.  He shall render a statement of condition of the finances of the Trust or any Series thereof to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of a Chief Financial Officer and such other duties as from time to time may be assigned to him by the Trustees.  The Chief Financial Officer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

              Section 8.  Powers and Duties of the Secretary.  The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent.  He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law; and subject to these By-laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

Section 9.  Powers and Duties of Assistant Officers.  In the absence or disability of the Chief Financial Officer, any officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Chief Financial Officer.  Each officer shall perform such other duties as from time to time may be assigned to him by the Trustees.  Each officer performing the duties and exercising the powers of the Chief Financial Officer and the Treasurer, if any, and any Assistant Treasurer, shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 10.  Powers and Duties of Assistant Secretaries.  In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary.  Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

Section 11.  Compensation of Officers and Trustees and Members of an Advisory Board.  Subject to the provisions of the Declaration of Trust, Trustees, members of an advisory board, and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees.  This Section 11 of Article VI shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

Section 12.   Advisory Board.  The Trustees may by resolution establish an advisory board and appoint members thereto. The members of an advisory board shall in no event be fewer than one nor more than five. Members of an advisory board shall serve at the pleasure of the Trustees. The Trustees may abolish an advisory board at any time in their sole discretion. Advisory board members need not be Shareholders and shall not be Trustees. No member of an advisory board shall have any legal power or authority to act on behalf of the Trust, such advisory board being intended merely to act in an advisory capacity. In their sole discretion, the Trustees may by resolution provide for insurance coverage, indemnification, and liability protection to be afforded to advisory board members.

ARTICLE VII
FISCAL YEAR

     The fiscal year of the Trust shall begin on the first day of January in each year and shall end on the last day of December in each year, provided, however, that the Trustees may from time to time change the fiscal year.  The fiscal year of the Trust shall be the taxable year of each Series of the Trust.

ARTICLE VIII
SEAL

The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

ARTICLE IX
SUFFICIENCY AND WAIVERS OF NOTICE

Whenever any notice whatever is required to be given by law, the Declaration or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  A notice shall be deemed to have been telegraphed, cabled or wirelessed for the purposes of these By-laws when it has been delivered to a representative of any telegraph, cable or wireless company with instructions that it be telegraphed, cabled or wirelessed.

ARTICLE X
CUSTODY OF SECURITIES

Section 1.  Employment of a Custodian.  The Trust shall place and at all times maintain in the custody of one or more Custodians (including any sub-custodian for the Custodian) all funds, securities and similar investments included in the Trust Property or the Trust Property allocated or belonging to a Series thereof. The Custodian (and any sub-custodian) shall be a bank having not less than $2,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the Trustees, who shall fix its remuneration.

Section 2.  Action Upon Termination of Custodian Agreement.  Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special meeting of the Shareholders of the Trust or a Series thereof to determine whether the Trust or Series thereof shall function without a custodian or shall be liquidated.  If so directed by vote of the holders of a majority of the outstanding voting securities, the Custodian shall deliver and pay over all Trust Property or the Trust Property allocated or belonging to a Series thereof held by it as specified in such vote.

Section 3.  Provisions of Custodian Contract.  The following provisions shall apply to the employment of a Custodian and to any contract entered into with the Custodian so employed:

The Trustees shall cause to be delivered to the Custodian all securities included in the Trust Property or the Trust Property allocated or belonging to a Series thereof or to which the Trust or such Series may become entitled, and shall order the same to be delivered by the Custodian only in completion of a sale, exchange, transfer, pledge, loan of securities to another person, or other disposition thereof, all as the Trustees may generally or from time to time require or approve or to a successor Custodian; and the Trustees shall cause all funds included in the Trust Property or the Trust Property allocated or belonging to a Series thereof or to which it may become entitled to be paid to the Custodian, and shall order the same disbursed only for investment against delivery of the securities acquired, or the return of cash held as collateral for loans of fund securities, or in payment of expenses, including management compensation, and liabilities of the Trust or Series thereof, including distributions to Shareholders, or for other proper Trust purposes, or to a successor Custodian.  Notwithstanding anything to the contrary in these By-laws, upon receipt of proper instructions, which may be standing instructions, the Custodian may deliver funds in the following cases: In connection with repurchase agreements, the Custodian shall transmit, prior to receipt on behalf of the Trust or Series thereof of any securities or other property, funds from the custodian account of the Trust or Series thereof to a special custodian approved by the Trustees of the Trust, which funds shall be used to pay for securities to be purchased by the Trust or Series thereof subject to the obligation of the Trust or Series thereof to sell and the seller's obligation to repurchase such securities. In such case, the securities shall be held in the custody of the special custodian.  In connection with the purchase or sale of financial futures contracts, the Custodian shall transmit, prior to receipt on behalf of the Trust of any securities or other property, funds from the custodian account of the Trust or Series thereof in order to furnish to and maintain funds with brokers as margin to guarantee the performance of the futures obligations of the Trust or Series thereof in accordance with the applicable requirements of commodities exchanges and brokers.

Section 4.  Central Certificate System.  Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust or Series thereof in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or Series thereof.

Section 5.  Acceptance of Receipts in Lieu of Certificates.  Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

ARTICLE XI
AMENDMENTS

These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopted by (a) vote of a majority of the Shares outstanding and entitled to vote or (b) by the  Trustees, provided, however, that no By-law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-laws, a vote of the Shareholders.

ARTICLE XII
MISCELLANEOUS

(A) Except as hereinafter provided, no officer or Trustee of the Trust and no partner, officer, director or shareholder of the Investment Adviser of the Trust (as that term is defined in the 1940 Act) or of the underwriter of the Trust, and no Investment Adviser or underwriter of the Trust, shall take long or short positions in the securities issued by the Trust or any Series thereof.

(1) The foregoing provisions shall not prevent the underwriter from purchasing Shares from the Trust or any Series if such purchases are limited (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to purchase for the purpose of filling orders for such Shares received by the underwriter, and provided that orders to purchase from the Trust or any Series thereof are entered with the Trust or any Series thereof or the Custodian promptly upon receipt by the underwriter of purchase orders for such Shares, unless the underwriter is otherwise instructed by its customer.

(2) The foregoing provision shall not prevent the underwriter from purchasing Shares of the Trust or any Series thereof as agent for the account of the Trust or any Series thereof.

(3) The foregoing provisions shall not prevent the purchase from the Trust or any Series thereof or from the underwriter of Shares issued by the Trust or any Series thereof, by any officer, or Trustee of the Trust or any Series thereof or by any partner, officer, director or shareholder of the Investment Adviser of the Trust or any Series thereof or of the underwriter of the Trust at the price available to the public generally at the moment of such purchase, or as described in the then currently effective Prospectus of the Trust.

(4) The foregoing shall not prevent the Investment Adviser, or any affiliate thereof, of the Trust or any Series thereof from purchasing Shares prior to the effectiveness of the first registration statement relating to the Shares under the Securities Act of 1933.

(B) Neither the Trust nor any Series thereof shall lend assets of the Trust or of such Series to any officer or Trustee of the Trust or Series, or to any partner, officer, director or shareholder of, or person financially interested in, the Investment Adviser of the Trust or Series or the underwriter of the Trust, or to the Investment Adviser of the Trust or Series or to the underwriter of the Trust.

(C) The Trust shall not impose any restrictions upon the transfer of the Shares of the Trust or any Series thereof except as provided in the Declaration or as may be required to comply with federal or state securities laws, but this requirement shall not prevent the charging of customary transfer agent fees.

(D) The Trust shall not permit any officer or Trustee of the Trust, or any partner, officer or director of the Investment Adviser or Administrator of the Trust or any Series thereof or underwriter of the Trust to deal for or on behalf of the Trust or a Series thereof with himself as principal or agent, or with any partnership, association or corporation in which he has a financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust or partners, officers or directors of the Investment Adviser or Administrator of the Trust or any Series thereof or underwriter of the Trust from buying, holding or selling Shares in the Trust or a Series thereof, or from being partners, officers or directors or otherwise financially interested in the Investment Adviser or Administrator of the Trust or any Series thereof or any underwriter of the Trust; (b) purchases or sales of securities or other property by the Trust or a Series thereof from or to an affiliated person or to the Investment Adviser or Administrator of the Trust or any Series thereof or underwriter of the Trust if such transaction is not prohibited by or is exempt from the applicable provisions of the 1940 Act; (c) purchases of investments by the Series of the Trust or sales of investments owned by the Trust or a Series thereof through a security dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust, or a partner, officer or director of the Investment Adviser or Administrator of the Trust or any Series thereof or underwriter of the Trust, if such transactions are handled in the capacity of broker only and commissions charged do not exceed customary brokerage charges for such services; (d) employment of legal counsel, registrar, Transfer Agent, dividend disbursing agent or Custodian who is, or has a partner, shareholder, officer, or director who is, an officer or Trustee of the Trust, or a partner, officer or director of the Investment Adviser or Administrator of the Trust or any Series thereof or underwriter of the Trust, if only customary fees are charged for services to the Trust or Series thereof; (e) sharing statistical research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust, or a partner, officer or director of the Investment Adviser or Administrator of the Trust or a Series thereof or underwriter of the Trust, is an officer or director or otherwise financially interested.

END OF BY-LAWS